Exhibit 10.2

STOCK OPTION AGREEMENT
(Under 2006 Incentive Stock Option Plan)

THIS AGREEMENT made as of the 2nd day of December, 2024 (“Grant Date”).

BETWEEN:

PHENOM VENTURES LLC, a Delaware limited liability company having its office at 3250 NE 1st Avenue, Suite 305, Miami, FL 33137

(the “Optionee”)

AND:

INTERNATIONAL TOWER HILL MINES LTD., a body corporate having its office at Suite 1570 – 200 Burrard Street, Vancouver, British Columbia V6C 3L6

(the “Company”)

WHEREAS:

A.	In accordance with the Company’s 2006 Incentive Stock Option Plan (the “2006 Plan”), as amended and restated from time-to-time, the Company is authorized to grant options to purchase common shares of the Company (“ITH Shares”) to Employees, Officers, Directors (including Non-Employee Directors), Management Company Employees and Consultants of the Company and its Affiliates in order to provide an additional incentive to such persons to participate actively in the success of the Company; and

B.	This Agreement is made and entered into pursuant to and in accordance with the 2006 Plan.

NOW THEREFORE THIS AGREEMENT WITNESSES:

DEFINITION

1.	In this Agreement, all terms used herein and which are defined in the 2006 Plan will have the same meanings as assigned to them in the 2006 Plan.

GRANTING OF OPTION

2.	The Company hereby irrevocably grants to the Optionee a non-assignable, non-transferable option, subject to the vesting schedule set forth in Section 6 below, to purchase up to 2,500,000 ITH Shares (the “Option”) at a price of CAD $0.64 per ITH Share (the Option Price”).

3.	The Option is not qualified under Section 422 of the United States Internal Revenue Code of 1986, as amended (the “IRS Code”), and is therefore a “non-qualified” stock option for US tax purposes.

4.	Options granted under the 2006 Plan, as may be amended from time to time, are intended to be exempt from Section 409A, as may be amended from time to time (“Section 409A”) of the IRS Code, and the 2006 Plan and this Agreement shall be interpreted and administered accordingly. The Consultant and the Principal are solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of the Consultant or the Principal in connection with the Option (including any taxes and penalties under U.S. Code Section 409A), and neither the Company nor any affiliate of the Company shall have any obligation to indemnify or otherwise hold the Consultant or the Principal, or any beneficiary or the Principal’s estate, harmless from any or all such taxes or penalties.

termination of option

5.	The Option will terminate on the day (the “Termination Date”) which is the earlier of:

(a)	December 2, 2026; or

(b)	the day which is ninety (90) days after the Optionee ceases to be a Consultant,

subject to any extension thereof as may be required pursuant to section 8.6 of the 2006 Plan.

vesting of option

6.	Subject to Section 7 of this Agreement, the Option will vest in three tranches, as follows:

	Vesting Date	Number of ITH Shares Vesting
Tranche 1	December 2, 2024	1,000,000 (40%)
Tranche 2	June 2, 2025	500,000 (20%)
Tranche 3	December 2, 2025 to December 2, 2026	1,000,000 (40%)

7.	Notwithstanding any other provisions of this Agreement:

(a)	Tranche 1 of the Option will vest immediately upon grant;

(b)	Tranche 2 of the Option will not vest unless on the applicable vesting date (i) the volume weighted average trading price of the ITH Shares for the 30 day period immediately preceding such vesting date is equal to or greater than US$1.00 and (ii) any increase in the volume weighted average trading price of ITH Shares from the grant date to such vesting date exceeds any increase in the trading price of the common shares of VanEck Junior Gold Miners ETF (the “GDXJ Shares”) during the same period by 25% or more; and

(c)	Tranche 3 of the Option will vest on the first day during the applicable vesting period set forth in Section 6 this Agreement on which (i) the volume weighted average trading price of the ITH Shares for the immediately preceding 20 day period is equal to or greater than US$1.50 and (ii) any increase in the volume weighted average trading price of ITH Shares from the grant date to such date exceeds any increase in the trading price of the GDXJ Shares during the same period by 50% or more (it being understood, for the avoidance of doubt, that Tranche 3 of the Option will automatically expire if the above condition is not satisfied during the applicable vesting period set forth in Section 6 this Agreement).

For purposes of this Section 7, any increase in the trading price of ITH Shares and GDXJ Shares over a specific period of time shall in each case be measured with reference to (a) the volume weighted average trading price of such securities on the NYSE American Exchange for the five day period immediately preceding the Grant Date and (b) the volume weighted average trading price of such securities on the NYSE American Exchange (or, if such securities are no longer listed on the NYSE American Exchange, on the principal nationally recognized stock exchange on which such securities are then listed) for the applicable period. If the GDXJ Shares cease to be listed on a nationally recognized stock exchange before the applicable vesting date, the Company and the Optionee, each acting reasonably, will at such time select an appropriate junior gold miners index for purposes of measuring the performance of the ITH Shares.

EXERCISE OF OPTION

8.	The vested portion of an Option, or any part thereof, may be exercised by the Optionee at any time and from time to time until and including the Termination Date by notice in writing to the Company to that effect (“Exercise Notice”).

9.	An Exercise Notice will specify the number of ITH Shares with respect to which the Option is then being exercised and will be accompanied by a certified cheque, bank draft or money order in favour of the Company or other form of payment acceptable to the Company in full payment of the Option Price for the number of ITH Shares then being purchased; and

10.	An Exercise Notice will be deemed to have been given, if delivered by email or to the head office of the Company from time to time, on the date of delivery, or if mailed, on the fourth (4th) day after the date of mailing in any post office in Canada or the United States. A mailed Exercise Notice will be sent by prepaid registered mail addressed to the Company at its head office from time to time.

DELIVERY OF SHARE CERTIFICATE/evidence of direct registration

11.	The Company will, within three (3) business days after receipt of an Exercise Notice, deliver to the Optionee either:

(a)	a certificate representing the number of ITH Shares with respect to which the Option was exercised and issued as of the date of the Exercise Notice; or

(b)	such evidence of the direct registration in the Optionee’s name, as of the date of the Exercise Notice, of the number of ITH Shares with respect to which the Option was exercised in accordance with, and pursuant to, any system of direct registration that may be adopted by the Company.

OPTION ONLY

12.	Nothing herein contained or done pursuant hereto will obligate the Optionee to purchase and/or pay for any ITH Shares, except those ITH Shares in respect of which the Optionee has exercised all or any part of the Option granted hereunder.

13.	The Optionee will not have any rights whatsoever as a shareholder of the Company or the holder of any of the ITH Shares optioned hereunder other than in respect of optioned ITH Shares for which the Optionee has exercised all or any part of the Option granted hereunder and which have been taken up and paid for in full.

INCORPORATION OF TERMS AND CONDITIONS OF PLAN

14.	The Option has been granted in accordance with and subject to the terms and conditions of the 2006 Plan, all of which are incorporated herein by reference as fully as if each and every such term and condition were set forth in this agreement seriatim.

TIME OF THE ESSENCE

15.	Time is and will be of the essence of this agreement.

SUCCESSORS

16.	This agreement will enure to the benefit of and be binding upon the heirs, executors and administrators of the Optionee and the successors and assigns of the Company.

collection of personal information

17.	The Optionee acknowledges and consents to the fact the Company is collecting the Optionee’s personal information for the purpose of completing the grant of the Option to the Optionee and obtaining all necessary regulatory acceptances, orders, approvals and consents thereto. The Optionee acknowledges and consents to the Company retaining the personal information for as long as permitted or required by applicable law or business practices. The Optionee further acknowledges and consents to the fact the Company may be required by applicable securities laws, stock exchange rules, and Investment Dealers Association (“IDA”) rules to provide regulatory authorities with any personal information provided by the Optionee respecting him/herself, and further consents to the collection, use and disclosure of any such personal information by any securities regulatory authority or stock exchange or the IDA from time to time including, without limitation, the collection, use and disclosure thereof as set out in the applicable policies of any stock exchange on which the ITH Shares are listed.

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IN WITNESS WHEREOF the parties hereto have caused these presents to be executed as of the day and year first above written.

INTERNATIONAL TOWER HILL	PHENOM VENTURES LLC
MINES LTD.

/s/ Karl Hanneman	/s/ Eric Muschinski
Karl Hanneman	Eric Muschinski
CEO	Managing Member